UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2021
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CAI	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PA	New York Stock Exchange
8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 4, 2021, CAI International, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual meeting online via live audio webcast.  At the Annual Meeting, there were 15,087,596 shares represented to vote either in person or by proxy, or 87.2% of the outstanding shares entitled to vote, which represented a quorum.  The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.    Kathryn G. Jackson and Andrew S. Ogawa were elected as Class II directors of the Company, each to serve for a term of three years or until her or his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	For	Withheld	Broker Non-Votes
Kathryn G. Jackson	13,520,233	260,801	1,306,562
Andrew S. Ogawa	12,033,356	1,747,678	1,306,562

2.    KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 by the following vote:

For	Against	Abstain	Broker Non-Votes
14,896,221	190,435	940	—

3.    The advisory vote to approve the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
12,855,645	672,934	252,455	1,306,562

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: June 8, 2021	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Interim President and Chief Executive Officer